EXHIBIT 10.32

                 SALE OF HIGH SOCIETY BBS TO GALACTICOMM, INC.

This agreement is between Yannick Tessier, ("seller") an individual located at 10931 NW 3rd Street Plantation, FL 33324, and Galacticomm, Inc., ("buyer") a software development company located in Ft. Lauderdale, Florida.

This agreement outlines the terms and conditions for the sale of High Society
BBS.

The 'sale' is defined as the transfer of ownership, including software, hardware and customers.


1.0 CONDITIONS OF THE SALE

The buyer agrees to pay seller the sum of $30,000 (thirty thousand dollars) in receipt of the complete system for High Society. Buyer will pay sell 12 monthly payments of $2500 (two thousand five hundred dollars) starting July 15th, 1997 and ending June 15, 1998.

2.0 HIGH SOCIETY BBS COMPONENTS

High Society consists of the following hardware:

Pentium 90 system with network and equinox host card, 4 486 Systems with network cards, 2 Cabinet Chasis, 5 CD ROM Drives, 1 Roller Cabinet, 3 Zyxel Racks with 40 Modems, 1 Multi-Tech Rack with 15 Modems, 1 Kentrox DSU, 1 Cisco Router, 1 Motorola DSU, 8 UPS Backups, 3 Switch Boxes, Monitor and keyboard.

High Society consists of the following software:

World group 164 user license with X.25 card, Vircom DMA Server and Major TCP/IP, Visaman with POS and IC Verify, Tradewars, Mutants, Galactic Empire and many other add-on modules. Novell Server license.

The business has over 225 monthly accounts and over 1000 hourly accounts. The business has been established since 1987 and is one of South Florida's longest running online service.

3.0 PENDING LEGAL ACTION

The seller warrants that there are no threatened or filed lawsuits, garnishments, court orders, seizures and or legal claims pending or otherwise, against High Society BBS and no knowledge of any such matters pending.


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4.0 TERMINATION OF THIS AGREEMENT

In the event that the buyer does not make good on monthly payments, seller will have the right to take back the High Society System. Buyer will have a grace period of thirty (30) business days.

Date: 6/10/97                                Date: 6/10/97

/s/ PETER BERG, CEO                          /s/ YANNICK TESSIER
------------------------                     -----------------------
Buyer - Galacticomm, Inc.                    Seller - Owner

Peter Berg, CEO                              Yannick Tessier